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                                                                EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears Roebuck Acceptance Corp. (the "Company") on Form S-3 of our report dated January 23, 1998, appearing in the Annual Report on Form 10-K of Sears Roebuck Acceptance Corp. for the year ending January 3, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
September 1, 1998